Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
QDM Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of QDM Holdings Limited and the subsidiaries (the “Company”) as of March 31, 2020 and 2019, and the related statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for the two years period ended March 31, 2020, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020 and 2019, and the results of its operations and its cash flows for the two years period ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2020.

Denver, Colorado

October 26, 2020

qdm HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2020, and 2019

(US$, except share data and per share data, or otherwise noted)

	March 31, 2020	March 31, 2019
	US$	US$
Assets
Current Assets
Cash and cash equivalents	62,399	24,716
Accounts receivables, net	9,865	48,713
Other receivable	-	38,462
Prepaid expenses	13,672	19,471
Due from related parties	20,316	-
Total current assets	106,252	131,362
Non-current assets
Property and equipment, net	335	2,366
Total assets	106,587	133,728

Liabilities and shareholders’ equity
Liabilities:
Current liabilities
Accounts payable and accrued liabilities	3,774	11,761
Due to related party	24,628	71,904
Total current liabilities	28,402	83,665

Total liabilities	28,402	83,665

Commitments and contingencies
Shareholders’ equity
Ordinary shares, US$1.00 par value, 50,000 authorized, 50,000 and 1,282 shares issued and outstanding as of March 31, 2020 and 2019, respectively	50,000	1,282
Subscription receivable	(48,718)	(53,205)
Additional paid-in-capital	408,974	408,974
Deficit	(332,071)	(306,988)
Total shareholders’ equity	78,185	50,063

Total liabilities and shareholders’ equity	106,587	133,728

The accompanying notes form an integral part of these consolidated financial statements.

qdm HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED MARCH 31, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	For The Year Ended	For The Year Ended
	March 31, 2020	March 31, 2019
	US$	US$

Revenues	221,289	445,234
Cost of sales	200,011	409,998

Gross profit	21,278	35,236

Operating costs and expenses:
General and administrative	151,893	210,219
Total operating costs and expenses	151,893	210,219

Loss from operations	(130,615)	(174,983)

Other (income) expenses:
Finance costs	84	109
Other income, net	(105,616)	(107,697)
Total other (income) expenses	(105,532)	(107,588)

Loss before provision for income taxes	(25,083)	(67,395)

Net loss	(25,083)	(67,395)

Comprehensive loss	(25,083)	(67,395)

Basic & diluted net loss per share	(0.81)	(55.11)

Weighted average number of ordinary shares-basic and diluted	30,780	1,223

The accompanying notes form an integral part of these consolidated financial statements.

qdm HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	Ordinary shares	Ordinary shares amount ($)	Additional paid-in-capital ($)	Subscription receivable ($)	Accumulated deficits ($)	Total equity ($)
Balance as of April 1, 2018	1,116	1,116	355,935	-	(239,593)	117,458
Net loss	-	-	-	-	(67,395)	(67,395)
Share issuance	166	166	53,039	(53,205)	-	-
Balance as of March 31, 2019	1,282	1,282	408,974	(53,205)	(306,988)	50,063
Net loss	-	-	-	-	(25,083)	(25,083)
Cash collected for subscription receivable	-	-	-	53,205	-	53,205
Share issuance	48,718	48,718	-	(48,718)	-	-
Balance as of March 31, 2020	50,000	50,000	408,974	(48,718)	(332,071)	78,185

The accompanying notes form an integral part of these consolidated financial statements.

qdm HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2020 AND 2019

(US$, except share data and per share data, or otherwise noted)

	For the Year Ended March 31,	For the Year Ended March 31,
	2020	2019
	US$	US$
Cash Flows in Operating Activities:
Net loss	(25,083)	(67,395)
Adjustments for items not affecting cash:
Depreciation and amortization	334	2,031
Net loss from write-off of property and equipment	1,696	-
Changes in operating assets and liabilities
Accounts receivable	38,848	(39,390)
Other receivable	38,462	-
Prepaid expenses and other assets	5,799	-
Accounts payable & accrued liabilities	(7,987)	(3,893)
Due to a related party	(32,795)	41,520
Net cash (used in) provided from operating activities	19,274	(67,127)

Cash Flows in Financing Activities:
Receipt of subscription receivable from shareholder	53,205	-
Proceeds borrowed from related parties	-	35,898
Payments to related parties	(34,796)	-
Net cash provided from financing activities	18,409	35,898

Effect of foreign exchange rate changes	-	-
Net (decrease)/increase in cash, cash equivalents and restricted cash	37,683	(31,229)
Cash and cash equivalents, beginning of year	24,716	55,945
Cash and cash equivalents, end of year	62,399	24,716

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	-	-
Income taxes paid	-	-

The accompanying notes form an integral part of these consolidated financial statements.

qdm HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

QDM Holdings Limited (“QDM BVI”) was incorporated in the British Virgin Island on August 23, 2019 and conducts its business through its operating subsidiary in Hong Kong, YeeTah Insurance Consultant Limited (“YeeTah”), YeeTah is a licensed insurance brokerage company that sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance, homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) Intermediary, YeeTah also assists its customers with their investment through the MPF and the Occupational Retirement Schemes Ordinance schemes (“ORSO”) in Hong Kong, both of which are retirement protection schemes set up for employees. QDM BVI, QDM Group Limited, a wholly owned subsidiary of QDM BVI, and YeeTah are collectively refer to as the “Group.”

Going concern

The consolidated financial statements have been prepared on a going concern basis which assumes the Group will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Group has incurred a loss since inception (April 24, 2015) resulting in an accumulated deficit of $332,071 as of March 31, 2020. Accordingly, there is substantial doubt about the Group’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Group generating profits in the future and/or to obtain necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months primarily through financings from the Group’s major shareholder.

These consolidated financial statements do not reflect adjustments that would be necessary if the Group were unable to continue as a “going concern.” While management believes that the actions already taken or planned, including adjusting its operating expenditures and obtaining financial supports from its principal shareholder, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Group were unable to continue as a “going concern,” then substantial adjustments would be necessary to the reported amounts of its liabilities, the reported expenses and the consolidated balance sheet classifications used.

2. Summary of significant accounting policies

Basis of presentation

The consolidated financial statements of the Group are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principal of consolidation

The consolidated financial statements include the financial statements of QDM BVI any and its subsidiaries. All transactions and balances among QDM BVI and its subsidiaries have been eliminated upon consolidation.

	Principal activities	Percentage of ownership	Date of incorporation	Place of incorporation
QDM Holdings Limited (“QDM BVI”)	Holding company	—	August 23, 2019	British Virgin Islands (“BVI”)
QDM Group Limited (“QDM HK”)	Holding company	100%	June 22, 2019	Hong Kong
YeeTah Insurance Consultant Limited (“YeeTah”)	Insurance brokerage services. Licensed under Professional Insurance Broker Association of Hong Kong (“PIBA”).	100%	April 24, 2015	Hong Kong

Reorganization

On May 20, 2020, the Group executed a corporate reorganization to roll two controlled entities, namely QDM HK and YeeTah into QDM BVI through a share purchase arrangement. QDM BVI purchased all the outstanding shares of QDM HK from QDM HK’s sole shareholder, Huihe Zheng. During the years presented in these consolidated financial statements, the control of the two entities, QDM HK and YeeTah (100% owned by QDM HK) has never changed since they have been always under the control of the sole shareholder of QDM HK. Accordingly, this transaction has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure of QDM BVI has been retrospectively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5. Therefore, the results of the subsidiaries from prior periods before the reorganization are included in the consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Actual amounts could differ from those estimates and differences could be material. Changes in estimates are recorded in the period they are identified.

There were no significant estimates for the years ended March 31, 2020 and 2019.

Foreign currency and foreign currency translation

The Group’s reporting currency is the United States dollar (“US$”). The Group’s operations are principally conducted through Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the statements of operations and comprehensive loss.

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Group’s balance sheets, income statement items and cash flow items for both 2020 and 2019.

Certain risks and concentration

The Group’s consolidated financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents and receivables, prepayments and other assets. As of March 31, 2020, and 2019, substantially all of the Group’s cash and cash equivalents were held in major financial institutions located in Hong Kong, which management considers to being of high credit quality. During the years ended March 31, 2020 and 2019, the top two insurance companies accounted for 77% and 92.1% of the Group’s total revenue, respectively.

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use.

Accounts receivable

Accounts receivable represents trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for doubtful accounts and impairment.

The Group makes impairment loss for bad and doubtful debts based on assessments of the recoverability of the trade and other receivables based on individual account analysis, including the current creditworthiness and the past collection history of each debtor. Impairments arise when there is an objective evidence indicate that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed uncollectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The Group historically did not have material bad debts in accounts receivable. There were no bad debt expenses for the years ended March 31, 2020 and 2019 and there was no provision for doubtful accounts as of March 31, 2020 and 2019.

Revenue recognition

The Group generates revenue primarily by providing insurance brokerage services. The Group sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. The Group adopted ASC 606 for its fiscal year beginning on April 1, 2019 using the modified retrospective approach. There were no material unfinished contracts with customers on the adoption date of ASC 606.

Prior to the adoption of ASC 606, under ASC 605, the basic criteria necessary for revenue recognition were:

(i)	Persuasive evidence of an arrangement exists,
(ii)	Delivery has occurred or services have been rendered
(iii)	The selling price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Revenue is recognized when the brokerage services are rendered under ASC 605.

ASC 606 develops a five-step model for recognizing revenue from contacts with customers and these five steps include:

(i)	Identify the contract
(ii)	Identify performance obligations
(iii)	Determine transaction price
(iv)	Allocate transaction price
(v)	Recognize revenue

The Group enters into written agreements with insurance companies for brokerage services. Performance obligation for these insurance brokerage contracts is to help insurance companies, promote, coordinate and complete subscriptions of insurance policies offered by these insurance companies who partnered with the Group.

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The transfer of control of the Group’s brokerage services generally occurs at a point in time on the effective date of the associated insurance contract when the policy transfers to the customer. The insurance policy entered between the insurance company and the insured customer generally contains a cool-off period of one to two months. When the cool-off period elapses and the insured customer does not withdraw from the insurance policy, the policy becomes effective. Once the transfer of control of a service occurs, the Group has satisfied its insurance brokerage performance obligation and recognizes revenue.

Revenue recognition under ASC 606 has not had material differences than revenue recognition under the legacy ASC 605 for the Group.

Cost of sales

Cost of sales represent commissions paid to third-party agents or sub-brokers who help introduce or refer insurance customers to the Group.

Fair value measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Group’s consolidated financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from related parties, accounts payable and accrued liabilities, and due to related party. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments.

The Group noted no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2020 and 2019.

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The estimated annual deprecation rate of these assets are generally as follows:

Category	Depreciation rate	Estimated residual value
Office equipment	20%	Nil
Leasehold improvements	Shorter of lease term or 20%	Nil

Expenditures for maintenance and repairs are expensed as incurred. Gains and losses on disposals are the differences between net sales proceeds and carrying amount of the relevant assets and are recognized in the statements of operations and comprehensive loss.

Impairment of long-lived assets

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted cash flows arising from those assets.

There were no impairment losses for the years ended March 31, 2020 and 2019.

Leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. When a lease contains rent holidays, the Group records the total expenses on a straight-line basis over the lease term.

Leases that substantially transfer to the Group all the risks and rewards of ownership of assets are accounted for as capital leases. At the commencement of the lease term, a capital lease is capitalized at the lower of the fair value of the leased asset and the present value of the minimum lease payments, each determined at the inception of the lease.

The corresponding liability to the lessor is included in the balance sheets as capital lease obligation. Lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Assets under capital leases are depreciated the same as owned assets over the shorter of the lease term and their estimated useful lives.

Taxation

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, net operating loss carryforwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations comprehensive income in the period of the enactment of the change.

The Group considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Group recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Group initially and subsequently measures the tax benefit as the largest amount that the Group judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Group’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Group’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Group classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the losses. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

Defined contribution plans

The Group contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Group and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to profit or loss represents contributions payable by the Group to the funds.

Segment information

The Group operates under one segment, being the insurance brokerage segment. Insurance brokerage revenue is generated from operations in Hong Kong, China.

Recently issued accounting standards

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance will impact the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified the need for a valuation allowance on deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The accounting for other financial instruments, such as loans, investments in debt securities, and financial liabilities not under the fair value option is largely unchanged. The standard is effective for public business entities for annual periods (and interim periods within those annual periods) beginning after December 15, 2017. For all other entities, it is effective for fiscal years beginning after 15 December 2018, and interim periods within fiscal years beginning after 15 December 2019. The Group adopted the guidance from its fiscal year beginning on April 1, 2019 and the adoption of the standard did not have significant impact on the Group’s consolidated financial statements.

In February 2016, FASB issued ASU No. 2016–02, “Leases (Topic 842)”, ASC 842, and subsequently amended the guidance relating largely to transition considerations under the standard in July 2018. The new guidance, which creates new accounting and reporting guidelines for leasing arrangements, requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for public business entities for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which further clarifies the determination of fair value of the underlying asset by lessors that are not manufacturers or dealers and modifies transition disclosure requirements for changes in accounting principles and other technical updates. The amendments in ASU 2019-01 amend Topic 842 and the effective date of those amendments is for fiscal years beginning December 15, 2019, and interim periods within those fiscal years for public business entities. For all other entities, ASC 842 is effective for annual periods beginning after December 15, 2020. The Group is currently evaluating the impact of the new pronouncement on its consolidated financial statements but does not expect it to have a significant impact.

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a Group recognizes an allowance based on the estimate of expected credit loss. For public business entities that meet the definition of an U.S. Securities and Exchange (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application of the amendments is permitted. The Group is currently evaluating the impact of this new guidance on its financial position, results of operations, EPS and cash flows.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. The ASU provides guidance on eight specific cash flow issues:

i.	Debt Prepayment or Debt Extinguishment Costs;

ii.	Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing;

iii.	Contingent Consideration Payments Made after a Business Combination;

iv.	Proceeds from the Settlement of Insurance Claims;

v.	Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned Life Insurance Policies;

vi.	Distributions Received from Equity Method Investees;

vii.	Beneficial Interests in Securitization Transactions; and

viii.	Separately Identifiable Cash Flows and Application of the Predominance Principle

ASU 2016-15 is effective for public entities for interim and annual periods beginning after December 15, 2017, with early adoption permitted. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Group adopted ASU 2016-15 in the fiscal year ended March 31, 2020 and concluded that the guidance does not have impact on the Group’s consolidated financial statements since the Group does not have any of the eight cash flow issues outlined in ASU 2016-15.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) (“ASU 2016-18”). This ASU affects all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This update will become effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, and early adoption is permitted in any interim or annual period. The Group adopted the standard from its fiscal year beginning on April 1, 2019 and the adoption does not have impact to the Group’s consolidated statement of cash flows for the years ended March 31, 2020 and 2019 since the Group does not have restricted cash or restricted cash equivalents.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2018-13 - Fair Value Measurement (Topic 820) Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Group will evaluate the impact of the new standards in the fiscal year when it becomes effective.

3. Accounts Receivable

Accounts receivable consists of the following:

	March 31, 2020	March 31, 2019
	US$	US$
Accounts receivable	9,865	48,713
Less: allowance for doubtful accounts	-	-
Total	9,865	48,713

4. Prepaid Expenses

Prepaid expenses primarily relate to rent and utility deposits paid by the Group for its office lease and utilities.

5. Property and Equipment, Net

Property and equipment, net, consists of the following:

	March 31, 2020	March 31, 2019
	US$	US$
Office equipment	1,673	1,673
Leasehold improvements	-	8,483
Total	1,673	10,156
Less: Accumulated depreciation	(1,338)	(7,790)
Property and equipment, net	335	2,366

Depreciation expenses were recorded in general and administrative expense. The Group recorded depreciation expenses of US$334 and US$2,031 for the year ended March 31, 2020 and 2019, respectively.

During the year ended March 31, 2020 and 2019, the Group recorded an impairment on leasehold improvements of $1,696 and nil, respectively, due to the change of office. The impairment loss was recognized in the other expenses on the Statements of Operations and Comprehensive Loss.

6. Income Taxes

Under the current Hong Kong Inland Revenue Ordinance, the Group’s Hong Kong subsidiaries are subject to a 16.5% income tax on their taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the first HK$2.0 million assessable profits will be subject to a lower tax rate of 8.25% and the excessive taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018/2019, which was on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities.

The Group did not have current income tax expenses for the years ended March 31, 2020 and 2019 since it did not have taxable incomes in these two years.

As of March 31, 2020, and 2019, there were tax loss carryforward of US$18,785 and US$11,859, respectively, unrecognized since full valuation allowances were provided since it was determined that the associated deferred income tax assets could not meet the more-likely-than-not threshold.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2020, and 2019, the Group did not have any significant unrecognized uncertain tax positions.

7. Ordinary Shares

The Group is authorized to issue 50,000 ordinary shares, par value US$1.00 per share. 50,000 and 1,282 shares had been issued and outstanding as of March 31, 2020 and 2019, respectively.

8. Additional Paid-In-Capital

Additional paid-in capital represents the original share capital of YeeTah. As a result of the reorganization, the portion of YeeTah’s original share capital that exceeded its par value based on the Group’s US$1.00 per share was reclassified into additional paid-in-capital. During the year ended March 31, 2019, 415,000 shares were issued for 415,000 Hong Kong dollar (US$53,205) for YeeTah. The amount has not been paid up yet as of March 31, 2019 and therefore was recorded under “Subscription receivable”. No additional shares were issued during the year ended March 31, 2020.

9. Loss Per Share

Basic and diluted net loss per share for each of the years presented are calculated as follows:

Basic loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

	March 31, 2020	March 31, 2019
	US$	US$
Numerator:
Net loss attributable to ordinary shareholders—basic and diluted	(25,083)	(67,395)

Denominator:
Weighted average number of ordinary shares outstanding—basic and diluted	30,780	1,223

Loss per share attributable to ordinary shareholders —basic and diluted	(0.81)	(55.11)

10. Commitments and Contingencies

Operating leases

The Group has entered into a non-cancellable office operating lease. The future aggregate minimum lease payments under this non-cancellable operating lease are as follows:

	Payments due by period
	Total	Less than 1 year	1-3 years	Over 3 years
Operating lease obligations (US$)	38,000	35,077	2,923	-

The Group recorded rent expenses of US$38,570 and US$62,949 in general and administrative expenses in the statements of operations and comprehensive loss during the years ended March 31, 2020 and 2019, respectively.

Other commitments

The Group did not have other significant commitments, long-term obligations, or guarantees as of March 31, 2020 and 2019.

Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our business, financial position, cash flows or results of operations taken as a whole. As of March 31, 2020, the Group is not a party to any material legal or administrative proceedings.

11. Related Party Transactions and Balances

Related parties

Name of related parties	Relationship with the Group
Siu Ping Lo	Former director (resigned on December 31, 2019) and responsible officer
Huihe Zheng	Principal shareholder & director (appointed on December 31, 2019)
YeeTah Financial Group Co., Ltd.	A company controlled by Siu Ping Lo

Related party transactions

The Group had the following related party transactions:

(i)	During the years ended March 31, 2020 and 2019, the Group generated other income of US$107,308 and US$107,692, respectively, from providing office management services to YeeTah Financial Group Co., Ltd. (“YeeTah Financial”).

(ii)	During the years ended March 31, 2020 and 2019, the Group paid US$190,496 and US$402,041, respectively, to YeeTah Financial for customer referral services.

Due from related party balance

The Group’s due from related party balance as of March 31, 2020 and 2019 is as follows:

	March 31, 2020	March 31, 2019
	US$	US$
Huihe Zheng	20,316	-

The due from related party balance as of March 31, 2020 is unsecured, interest-free and due on demand. This amount has been subsequently settled in May 2020.

Due to related party balance

The Group’s due to related party balances as of March 31, 2020 and 2019 are as follows:

	March 31, 2020	March 31, 2019
	US$	US$
Siu Ping Lo	-	14,479
YeeTah Financial	24,628	57,425
Total	24,628	71,904

The due to related party balances as of March 31, 2020 and 2019 were unsecured, interest-free and due on demand.

Subscription receivable due from shareholder

The Group’s due from a shareholder balances as of March 31, 2020 and 2019 are as follows:

	March 31, 2020	March 31, 2019
	US$	US$
Huihe Zheng	48,718	-
Teik Hoe Chng	-	53,205

The subscription receivable due from shareholder balances as of March 31, 2020 and 2019 represent the purchase price for shares issued to be paid up by the respective shareholders. These due from shareholder balances as of March 31, 2020 and 2019 are unsecured, interest-free and due on demand. The March 31, 2019 due from Teik Hoe Chng was subsequently assumed by Siu Ping Lo in August 2019 as a result of Mr. Chng’s transfer of the related common shares to Ms. Lo. In December 2019, the $53,205 balance was further assumed by Huihe Zheng as part of the share purchase arrangement between Huihe Zheng and Siu Ping Lo.

12. Subsequent Events

The Group has evaluated the impact of events that have occurred subsequent to March 31, 2020, through the date the consolidated financial statements were available to issue, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the financial statements.